UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 21, 2026

Domino’s Pizza, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

001-32242	38-2511577
(Commission File Number)	(I.R.S. Employer Identification No.)

30 Frank Lloyd Wright Drive Ann Arbor, Michigan	48105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 930-3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Domino’s Pizza, Inc. Common Stock, $0.01 par value	DPZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Domino’s Pizza, Inc. (the “Company”) was held on April 21, 2026. As of February 25, 2026, the Company’s record date, there were a total of 33,625,700 shares of common stock outstanding and entitled to vote at the Annual Meeting. A total of 29,637,837 shares were present or represented by proxy, representing 88.14% of all shares entitled to vote at the Annual Meeting. For more information about each of the following proposals, see the Company’s Proxy Statement for the Annual Meeting.

The matters presented for a vote and the related results are as follows:

1.
ELECTION OF DIRECTORS

Proposal One was the election of eight nominees to serve as Directors of the Company, each for a term of one year expiring at the Company’s 2027 annual meeting of shareholders, until their respective successors are duly elected or qualified or until his or her earlier death, resignation or removal. The result of the vote was as follows:

	FOR		WITHHELD
Nominee	# of Votes	% of Votes Cast	# of Votes	% of Votes Cast	Broker Non-Votes
David A. Brandon	26,122,486	96.49%	949,629	3.51%	2,565,722
Andrew B. Balson	25,869,685	95.56%	1,202,430	4.44%	2,565,722
Corie S. Barry	26,435,626	97.65%	636,489	2.35%	2,565,722
Diane L. Cafritz	26,524,326	97.98%	547,789	2.02%	2,565,722
Richard L. Federico	26,229,230	96.89%	842,885	3.11%	2,565,722
Stephen H. Kramer	27,016,453	99.79%	55,662	0.21%	2,565,722
Patricia E. Lopez	26,760,951	98.85%	311,164	1.15%	2,565,722
Russell J. Weiner	26,848,196	99.17%	223,919	0.83%	2,565,722

Pursuant to the foregoing votes, the eight nominees listed above were elected to serve on the Company’s Board of Directors. There were no additional Director nominations brought before the Annual Meeting.

2.
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal Two was the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the current fiscal year. The result of the vote was as follows:

FOR		AGAINST
# of Votes	% of Votes Cast	# of Votes	% of Votes Cast	Abstain	Broker Non-Votes
28,551,709	96.39%	1,068,738	3.60%	17,390	—

Pursuant to the foregoing votes, the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the current fiscal year was approved.

3.
ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)

Proposal Three was the advisory vote on the approval of the executive compensation of the named executive officers of the Company. The result of the vote was as follows:

FOR		AGAINST
# of Votes	% of Votes Cast	# of Votes	% of Votes Cast	Abstain	Broker Non-Votes
25,428,917	94.00%	1,622,489	5.99%	20,709	2,565,722

Pursuant to the foregoing votes, the executive compensation of the named executive officers of the Company was approved in this non-binding advisory vote.

4.
SHAREHOLDER PROPOSAL REGARDING DEPARTURE OF DIRECTORS WHO FAIL TO OBTAIN A MAJORITY VOTE

Proposal Four was the advisory vote on a shareholder proposal regarding the departure of directors who fail to obtain a majority vote. The result of the vote was as follows:

FOR		AGAINST
# of Votes	% of Votes Cast	# of Votes	% of Votes Cast	Abstain	Broker Non-Votes
4,231,193	15.67%	22,768,645	84.32%	72,277	2,565,722

Pursuant to the foregoing votes, the shareholder proposal was not approved in this non-binding advisory vote.

5.
SHAREHOLDER PROPOSAL REGARDING AN INDEPENDENT BOARD CHAIR REQUIREMENT

Proposal Five was the advisory vote on a shareholder proposal regarding an independent board chair requirement. The result of the vote was as follows:

FOR		AGAINST
# of Votes	% of Votes Cast	# of Votes	% of Votes Cast	Abstain	Broker Non-Votes
10,773,466	39.85%	16,261,106	60.14%	37,543	2,565,722

Pursuant to the foregoing votes, the shareholder proposal was not approved in this non-binding advisory vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINO’S PIZZA, INC.
(Registrant)

Date:	April 24, 2026	/s/ Ryan K. Mulally
Name: Ryan K. Mulally Title: Executive Vice President, General Counsel and Corporate Secretary